UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

X	Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

SKREEM RECORDS CORP.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

TO STOCKHOLDERS

OF

SKREEM RECORDS CORP.

11637 Orpington Street

Orlando, Florida 32817

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.001 par value (the “Common Stock”), of SKREEM RECORDS CORP. (the “Company”) to notify such stockholders that on or about June 9, 2008, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company shall perform he following maters:

•

Approving a reverse split of Ten (10) shares of old common stock for One (1) new share of common stock (the “Reverse Split”);

•

Amend the name of the Corporation to “Insight Management Corporation” (the “Name Change”); and

•

The Company shall declare a stock dividend of its subsidiary, Skreem Records Corp. of one (1) share for each share owned as of the record date. This means that for every one (1) share owned in the Company, you will be issued one new share in the subsidiary. The dividend has been declared with a record date of July 1, 2008, and an effective as soon as possible thereafter. The Board of Directors has determined that the operations that made up the Company would be better off in a separate company, with its own goals, while the Company concentrates its efforts on other media related business.

This Information Statement describing the approval of the Name Change and Stock Dividend (the “Stockholder Matters”) is first being mailed or furnished to the Company’s stockholders on or about August 5, 2008, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $7,500.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

OUTSTANDING VOTING SECURITIES

As of June 9, 2008, (the “Record Date”), out of the 50,000,000 shares of Common Stock authorized there were 30,543,700 shares of Common Stock issued and outstanding, and out of the 1,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders. Each share of Common Stock was entitled to one (1) vote.

The Company’s Board of Directors approved this action as of June 9, 2008, and recommended that the Articles of Incorporation be amended in order to effectuate the name change.

The proposed Amendment to the Articles of Incorporation to amend the name of the Corporation to “Insight Management Corporation” will be filed with the Florida Secretary of State on or about August 15, 2008. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

The Board of Directors of the Company has determined that all Shareholders ARE REQUIRED to return their original certificates to have them re-issued by the Transfer Agent to reflect the reverse split. The certificates for the stock dividend will be distributed automatically to shareholders of records as of the records date.

PRINCIPAL STOCKHOLDERS

The following table describes, as of June 9, 2008, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

Identity of Stockholder or Group	Number of Shares Beneficially Owned (1)	Percentage of Shares Owned
Jeff Martin	17,000,000	58.2%
11637 Orpington Street
Orlando, FL 32817

Tony Harrison	4,900,000	16.8%
c/o the Company

Justin Martin	3,000,000	10.2%
c/o the Company

Karen Aalders	1,830,000	6.2%
c/o the Company
_______________________
All Officers and Directors as	9,730,000	33.3%
A Group (3 Persons)

———————

*

Less than 5%

(1)

Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

The percentage stock ownership for each person listed for the Company and for the subsidiary, shall not change as a result of these stockholder events.

EXECUTIVE COMPENSATION

Each operating officer is entitled to an annual base salary of $60,000, plus reimbursement for documented out-of-pocket expenses. The Board of Directors also plans to grant non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the annual base salaries and option grants. The following Summary Compensation Table sets forth the compensation for each executive officer for the past three fiscal years ended December 31.

Summary Compensation Table

Name & Position	Fiscal Year	Annual Salary	Long-term Compensation; Securities Underlying Options
Tony Harrison, President	2007	56,400	none
Justin Martin, Vice-President	2007	12,400	none
Karen Aalders	2007	- 0 -	none

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans.

None.

Pension Table

None.

Other Compensation

None.

Compensation of Directors.

None.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or change in the person's responsibilities following a changing in control of the Company.

DESCRIPTION OF THE STOCKHOLDER MATTERS

REVERSE STOCK SPLIT

The following summary describes the material terms of the Reverse Split. This Information Statement contains more detailed descriptions of such terms. We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description of the Reverse Split.

As of the Record Date, there were 30,543,700 shares of Common Stock authorized, issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders. Each share of Preferred Stock entitles the holder to one (1) vote on all matters submitted to the stockholders

Special Treatment for Fractional Shares.

In conjunction with the Reverse Stock Split, no stockholder holding shares will receive any fractions shares. All fractions shares will be rounded up to the next whole shares. No shareholder shall receive less than one share as a result of the Reverse Stock Split. The rounding up of the fractional shares is being done to enable the Company to not have to deal with any potential cash payout for the fractional shares that might result from the reverse stock split.

Background and Purpose of the Reverse Split

By completing a 1 new share for 10 old shares Reverse Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares but not the total number of shareholders. The Board of Directors believes that the Reverse Split and Acquisition Agreement will benefit all stockholders, as without the Reverse Split, the Company’s common stock would continue to have little value. Except for the rounding up of fractional shares, which may benefit smaller stockholders over larger stockholders, the Reverse Split affects all stockholders equally. Because there may be a substantial number of shareholders that have the total number of shares rounded up to the next whole share, the effect on the majority shareholders may be to reduce the total percentages they own of the Company’s stock.

The reduction in the number of outstanding shares could adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the Reverse Split will result in a proportionate increase in the value of the shares of Common Stock.

Any new shares issued in connection with the Reverse Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. As a result of the 1 new share for 10 old shares reverse stock split, with special treatment to preserve round lot stockholders, our largest shareholders will own a substantially lesser percentage of the Corporation's voting securities.

As part of the Reverse Stock split, the par value of our Common Stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Split, we will have approximately 3,054,370 shares of Common Stock issued and outstanding.

Effect of the Reverse Split on the Company.

The Reverse Split will not affect the public registration of the Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse Split will affect our attempt to have the Common Stock trade on the OTC Bulletin Board .. The Reverse Split is not intended to make the Company a privately-held company or otherwise constitute a “going-private” transaction.

The number of authorized shares of Common Stock will not change as a result of the Reverse Split, and will increase as a result of the description contained above. Currently there are no plans to issue any shares of common stock for any acquisitions or capital raising events. However, if such issuance did take place, it would cause the percentage of ownership for the current shareholders to decrease, potentially causing the value of your total shares to become less.  The Board of Directors may, at any time, authorize the issuance of additional shares of common stock, effectively diluting the amount of your holdings.

The Reverse Split will reconstitute the Company's capital so that its stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will decrease from $30,543 to approximately $ 3,054.30. Upon completion of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced from 30,543,700 shares to approximately 3,054,370 shares.

The Reverse Split will not alter the voting rights or other rights of holders of the Company's Common Stock.

CERTIFICATE OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND RELATED ACTIONS.

The Board of Directors (the “Board”) by unanimous written consent dated as of June 9, 2008, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of June 9, 2008, approved and adopted resolutions to amend the Company’s Certificate of Incorporation. The Certificate of Amendment to the Company’s Certificate of Incorporation, to be filed on or about August 15, 2008 with the Secretary of State of the State of Florida will change the Company’s name to “Insight Management Corporation” or such similar available name, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Purpose of Proposed Name Change

The Board of Directors has determined that it will be in the best interests of the shareholders to spin out the current business assets of the Company into a new subsidiary, to be called Skreem Studios Inc. Therefore, to avoid having two corporations with the same name, we are amending the Certificate of Incorporation of the Company to change the name of the Company to Insight Management Corporation. This will better reflect our intention to concentrate its business and manage the talent that was previously signed to contracts.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation

The elimination of the need for a special meeting of the shareholders to approve the Amendment occurred when a majority of shares entitled to vote approved the Name Change on June 9, 2008. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company’s Certificate of Incorporation to amend the name of the Corporation to “Insight Management Corporation” On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 30,543,700 shares of the Company’s common stock, par value $0001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On June 9, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company’s Certificate of Incorporation.

STOCK DIVIDEND OF SUBSIDIARY

The Board of Directors of the Company has declared a dividend, payable in stock, at the rate of one (1) share for each one (1) share owned of the Company on the record date in the subsidiary of the Company, to be known as SKREEM Studios Inc. Effectively, this means that for each one (1) shares owned in the Company, a shareholder will receive one (1) share in the subsidiary (the “Dividend Shares”). The Board of Directors of the Company has declared July 10, 2008, as the record date for this share dividend, with a payment date as soon as practicable thereafter.

It is intended that the common stock of the subsidiary, SKREEM Studios, Inc., will be traded on the OTC Bulletin Board at some point.  It is the intention of the Company to file a Form 10 registration statement with the Securities and Exchange Commission as soon as practicable after the effectiveness of this Information Statement, but is expected to be no more than 45 days thereafter.  This action would make SKREEM Studios Inc., subject to the reporting requirements of Section 13(a) of the Securities Act of 1934, as amended.

The business of SKREEM RECORDS CORP. (“Skreem”) is an entertainment development, marketing and production company formed in May 2006. Originally the recording and artist management division for an international entertainment media company with multiple hit releases, Skreem Records Corp. was formed to continue the operations globally.

The Company’s executive offices in Orlando, FL are low-day and cost effective, mirroring the company’s frugal approach to controlling costs to maximize returns.

Brand Name

The early-stage growth company is now a recognized brand in the European market. Skreem Records Corporation focuses the initial release and tour of its artists in country-by-country launch and promotions that generate faster word-of-mouth and on-line viral campaigns. The Company targets rapid revenue growth niche markets for maximum return.

Market Panels

Skreem Records Corporation knows its market. Market intelligence is drawn from their “market panel”—concert venue managers, tour promoters, club DJs and select radio reps from around the globe. A variety of sources is used because the company believes that limiting marketing research to just a market slice or one concert tour or record release, is missing the big picture that is moving music worldwide.

Skreem Records Corporation’s market panel allows them to see beyond their current market to recognize consumer needs, to understand what drives them, to examine the company’s performance against the competition and track performance and control costs using a common sense approach.

Artist & Music Development

The Company’s core business is artist and music development, studio production and utilizing Internet media programs for delivery, sale and promotion. Staying ahead of the industry growth trends is part of every program developed for in-house artists or in partnerships and joint ventures with international labels and retailers.

Viral Marketing Campaigns

Skreem Records Corporation are marketed through viral media campaigns to generate download sales on iTunes and other Internet music marketing sites and to retail chains and television for music sales and ring tones. The Company’s on-line networking of international fan clubs is considered cutting edge for the industry.

The company is developing a network of music bloggers to sample and give opinions on new acts and pre-releases. Music is a world-wide industry, so the company’s marketing program to get bloggers to buzz new tunes will be done in a variety of languages.

Studio

Music and video production are done at the Company’s wholly owned subsidiary, Skreem Studios, LLC. Skreem Studio’s 10,000 square foot, high-end, state-of-the-art music and media production facility is used for recording corporate acts and is available 24/7 for advertising agencies, gaming companies, major corporations and national and regional music producers to record their artists and acts in the newly built studio.

Skreem Studios is poised to secure long-term recording and video production contracts from top-name music producers that principals in the company have worked with for more than twenty years. The Company has been approached by several leading international record labels for music and tour joint ventures and is expanding its product line to include an interact merchandising sales program.

Skreem Records Corporation and Skreem Studios have built their reputations by delivering cutting edge music and media content. With the fast-moving new media world, which has transformed the music industry, Skreem Records Corporation has developed new music marketing and delivery models that deliver profitable creative ways for sales to the end user, retailer and viral fan marketing campaigns.

Strength Through Experience

Run by top-industry professionals with a combined 75 years of experience between them and dozens of hit records on their walls, Skreem Records Corporation and Skreem Studios have the creative and business foundation to generate music and ticket sales through unique proprietary methods and media. With experience in developing hit acts like 3rd Wish and Captain Hollywood, which topped the European charts with multiple hits that broke tour sales records, the Company is positioned to be at the forefront of this changing industry.

A World Of Opportunities

The Company believes it is on the forefront of re-inventing the music business with development of compelling new acts and product delivery to key on-line communities and retailers through fan-based marketing systems. Skreem Records Corporation’s business strategy and business model is at the right time and place and has the right management to succeed.

The Company believes it has a new and better way of delivering to the marketplace music and products that will build demand in the future, no matter what changes the music business goes through.

One of the key components of international corporate market planning is their “no boundaries” internal slogan. Management is developing key vendor and media relationships so that Skreem Records can form and enter into strategic partnerships with theme park operators, gaming companies, advertising companies and cross-marketing campaigns with television and other music companies.

The “no boundaries” marketing motto has already lead to relationships with Sony, Universal and Wal-Mart that will be key to building long-term, solid shareholders’ equity. Negotiations to expand their launch and tour programs in Japan, Korea, Taiwan and China are underway.

Artist Partnerships

Skreem Records Corporation’s artist partnership program—whereby the Company shares in all revenue streams—separates it from labels like Sony and Columbia who get nothing from the tours and merchandising of the artists they develop. This significant revenue stream alone builds a solid base to the fast-track growth plan the Company is on.

While Skreem Records Corporation is not now a top-tier player in the music industry, the Company’s methodical plan to partner with artists to capture market share which builds the foundation for a public increasingly receptive of its records will prove out the track record it is moving along.

BUSINESS OF THE COMPANY – PRINCIPAL PRODUCTS AND SERVICES

The making of a recording act

Signing and promoting a recording act falls into two distinct categories. The first is the process of signing an already established group or artist and through avenues not readily available to the act, but available to the record company, promote the act to a level of widespread public recognition. The second is a company, through auditions and referrals, forms a group or hires an artist with the goal of achieving wide spread recognition. The principal difference financially between these alternatives is that an established act will take a larger percentage of the overall revenues because they absorbed the initial costs of getting started and promoting themselves before the recording deal happened, while normally all of the costs involved in developing the second type of group are borne on by the company which will need to recoup such costs. From the company’s vantage the second process results in more control over the product and a larger percentage of the revenues. Examples of the second categories are the signing groups “Menudo”, “New Kids On The Block”, and “O-Town”, “Back Street Boys” and “N-Sync” are examples of established acts that were signed after they were already in existence.

For company formed acts, the company provides the training coordinate and consultation that it deems necessary to produce a hit record. This includes, but is not limited to vocal coaching, choreography, fitness training, clothes, hair design, transportation, living expenses, as well as food and housing if necessary. In addition, the company finds and contracts with producers and writers to record songs that fit the style of the act as dictated by the company. The act records the songs, then performs them live to promote the sales of the records and increase radio airplay. A video is also made for further promotion in the television arena. Revenue is generated through record sales, performance fees, management fees, merchandising such as T-shirts, hats, etc., and publishing royalties. This includes publishing royalties that are paid in the event that the recording(s) are included on any compilations that are released by any other entity. From these revenues the company’s investment is repaid, after repayment, the remainder is split between the company and the act by percentages outline in the original recording agreement. All agreements are different as to percentages; however, the repayment of all money invested by the company before any payment is made to the act is standard practice.

In the case of established acts, the process is the same. The main difference is the revenue split between the act and the company, and creative control. The established act will always demand a higher percentage of the revenues and more control over the musical direction of the act and the selection of the material to be recorded. With new talent, this can be controlled in the first contract but will undoubtedly be an issued in future negotiations.

Record Sales

Prior to 1997 the record industry enjoyed tremendous success with record sales. The past six years however have presented a new problem in the form of the internet. Downloading, also referred to as file sharing, has hurt the record industry tremendously, especially in the pop music market. If someone wants a copy of a new song by their favorite artist they can simply sign on to one of the free file sharing web sites, type in the name of the song, and download it to their own computer. They can then make a compilation of their favorites, put the downloaded songs onto a CD and listen to them without the need of paying for them. This completely bypasses the record company, the publisher, and the writer, all of whom would normally have received royalties on the sale of those recordings. Steps are currently being taken by the major record companies nationwide to stop this practice. In the meantime everyone in the industry is searching for alternative ways to generate revenue beyond the traditional means that I’ve outlined.

Solutions we have initiated to insulate us from the downloading problem

In the United States we have one federal government that regulates copyrights, publishing, licensing, patenting, and most intellectual rights’ laws for all of the states collectively. Therefore, when a song is released in the U.S. all states have the right to airplay and sale of that song as long as they pay the predetermined royalty rates. These royalties are tracked by and then paid to performance organizations such as ASCAP and BMI who in turn disburse the money to their respective members who are listed as either writers or publishers (or both) of each song. Every writer and publisher in the U.S. must be a member of one of these organizations to collect royalties on a commercial record release. These royalties are paid every time a song is played or purchased. This includes TV themes, Musak (elevator music), night club performances, juke boxes, radio, etc.. There is a different rate for each type of venue, but it applies equally to all of the states.

In Europe, however, this is not the case. Each country is a governing entity unto itself. Therefore, when a song is released in Germany, it cannot be played, reproduced, or sold in Spain unless the company wishing to release it in Spain pays the license holder of the song a licensing fee for the Spanish rights to the song. This is the case between all countries except Germany, Austria, and Switzerland, also known as the “GAS Territory”. Through an agreement between these three countries, recorded and copyrighted materials can be released in all three without special licensing. Outside of those three, all other countries must pay a licensing fee.

Because the European countries are small and easily accessible by the general public, when a song is released in one country its existence becomes known in other countries very quickly through word of mouth and DJs that travel from country to country to perform, sometimes during the same weekend. As the popularity of the song grows it attains a “chart position”. A “chart” is a weekly report that lists songs currently in market order for sales, radio airplay, and DJ club play. These lists usually consist of the top selling or played 200 songs. There are DJ club charts, national charts, and radio charts that report publicly each week. The charts are posted on sites available to everyone on the internet. A song achieving the TOP 40 of any of these charts is considered a success and is in position to create future revenues in the areas of licensing and publishing. A good chart position creates a demand for the song (and act) in each marketplace. Record companies in each marketplace must then acquire the license for their country in order to release the song. This is done by paying the original license holder a fee that is negotiated based on the song’s current popularity, the highest chart position it has attained, and its predicted future popularity. The result is that the original license holder is paid a licensing fee by each country that wishes to release the song. Licensing fees for each song can range from $5,000.00 to $25,000.00 and more from each country depending on the popularity of the song and the act and the size of the country.

Why the European marketplace is ideal for establishing artists in our target market

Our target market is kids between 12 and 18 years of age, especially girls. Teenage girls in Europe make up the majority of the record buying public for pop music. They love American acts and want everything and anything the act has to offer as far as pictures, shirts, hats, CDs, autographs, etc. Since N-Sync has stopped touring there, few acts have come out to fill that void. The kids are hungry for new American talent with a fresh sound.

When developing a recording act in the U.S., the basic process has been the same for decades. Record a CD of songs then shop the CD to distributors and other larger record companies for distribution and promotional support. Next a single is chosen out of the CD of songs; it’s released, and followed by the release of the full CD. If the act doesn’t have an entire CD or close to it completed, they can almost be assured that no one will be interested.  Although oversimplified, it generally is how it works. Producing a CD is expensive and time consuming. The cost of producing 12 or more songs that will stand up to the quality of what’s currently on the market by established artists can be astronomical.

The European market is just the opposite. The first step in the process is to record and release a single. This minimizes cost and time. Since this is established practice, there are limited problems with distribution companies or record companies (as long as they like the act). It also allows the Company to as far as musical direction and style before you commit to an entire CD of material. Then a second single is released. A video is produced for each single that’s simultaneously released. Concurrently, the act will be performing doing both paid and promotional live performances. Based on the success of these two releases, the company can then determine whether or not to take on the expense of a full CD.

Our target markets are net surfers. By creative use of the internet including a web site, online promotions such as giveaways, online chats with the act, contests with prizes such as a chance to spend a day with the act, free downloads of unreleased songs, etc., interest and record sales grows. One of the goals of all of this is to create excitement that will result sufficient record sales to attain a favorable position in the weekly charts because licensing fees are negotiated according to the popularity of the song, the act, and their position in the charts.  While the act is working its live performances, internet chats, and recording, the company negotiates licenses with other companies for other countries. It will always be the license holding company’s prerogative to release any song it owns the license for in any country without any fees. It will however have to take on the expense of pressing and distribution if that avenue is chosen, but if the record is a success this will be offset by not having to split revenues. The company can also enter into a limited partnership with a different company in each country and share in the profits of the release while sharing the expenses if it so chooses.

The key element in our strategy

A key element in initiating and successfully implementing a marketing and development plan such as has been described is someone who knows the marketplace intimately and is respected by the people who do business in that marketplace. Tony Harrison, our President fits those requirements. He has both American and German citizenship and has lived in Germany for over 20 years. He’s known in the music industry as ‘Captain Hollywood”. As a performer, he’s one of the most respected in Europe. He has had worldwide hits and has been performing since 1985. He’s also worked as a choreographer and /or producer for such acts as LaToya Jackson, BackStreet Boys, Natural, and O-Town. He’s known by everyone in the record business in Europe and is highly respected for both his success as an entertainer and his knowledge of the industry since June 2003. As “Captain Hollywood” he has since had two songs in the top 20 dance charts and in the top 40 national charts. His years of experience in all aspects of the business have proven invaluable in successfully introducing Skreem Entertainment to the record industry in Europe.

Coming to American after European success

The final step is to introduce the act to the Americans. This process has been successfully achieved several times in the past with Back Street Boys, Britney Spears, N-Sync, and Snap. The act will be polished and roadworthy from time to time spent in Europe, and will have already been making money through record sales, publishing revenues, licensing fees, live performances, and merchandising. Also, they’ll have bragging rights with regards to having “Gold Records” in Europe. The catch there is that a gold record in the U.S. requires 500,000 copies sold. In Europe, depending on the country, a gold record can be earned with a few as 25,000 copies sold. American audiences do not generally realize this and assume that the act has sold many more records than they actually have sold. This is helpful in the American marketing campaign They also come to America with many record industry people, promoters, and managers already aware of them through industry connections in Europe. This is helpful when arranging for the act to perform nationally or with an already established American act, which is the most tried and true way of introducing the act and their songs to the public.

All of this leads to launching a recording act that has the potential of creating an enormous return on a much lower investment than would be necessary to achieve the same results by starting out in the American market.

Subsequent to the Stock Dividend, the directors and officers of the Skreeem Records, Inc. are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

The executives and directors currently serving the Company are as follows:

Name	Age	Position
Tony Harrison	42	President, Chief Executive Officer and Director
Justin Martin	25	Vice President and Director
Karen Aalders	57	Secretary / Treasurer and Director

Tony Harrison. Mr. Harrison joined Skreem Records Corp. in April, 2007, as Chief Executive Officer and director. Since 1996 he has operated a recording studio just outside Cologne Germany and produces records in Europe under the Captain Hollywood label.

Justin Martin. Mr. Martin joined the Company in April, 2007, as Vice President and director. Mr. Martin was formerly a part of the famous music group “3rd Wish”, who for the most part made a name for themselves in the European market.

Karen Aalders. Ms. Aalders joined the Company in May, 2006 as its Secretary / Treasurer and a director. From 1994 to 1999, Ms. Aalders was employed by Martin Consultants, Inc. as Secretary / Treasurer. From 1990 to 1994 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

REMAINING COMPANY OVERVIEW

Insight Management Corporation will focus on will concentrate its business and manage the talent that was previously signed to contracts.

Subsequent to the Stock Dividend, the management of Insight Management Corporation is listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

The executives and directors currently serving the Company are as follows:

Name	Age	Position
Tony Harrison	42	President, Chief Executive Officer and Director
Justin Martin	25	Vice President and Director
Karen Aalders	57	Secretary / Treasurer and Director

Tony Harrison. Mr. Harrison joined Skreem Records Corp. in April, 2007, as Chief Executive Officer and director. Since 1996 he has operated a recording studio just outside Cologne Germany and produces records in Europe under the Captain Hollywood label.

Karen Aalders. Ms. Aalders joined the Company in May, 2006 as its Secretary / Treasurer and a director. From 1994 to 1999, Ms. Aalders was employed by Martin Consultants, Inc. as Secretary / Treasurer. From 1990 to 1994 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

Dissenters’ Rights of Appraisal.

Under Florida Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NW Washington, D.C, 20459. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NW Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are being included and forwarded with the copy of the Schedule 14C Information Statement sent to shareholders:

(1)

Annual Report on Form 10-KSB, for the year ended December 31, 2007.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

By order of the Board of Directors of

SKREEM RECORDS CORP.

11637 Orpington Street

Orlando, Florida 32817

(407) 207-0400

July 17, 2008

By:	/s/ Tony Harrison

Tony Harrison

Chief Executive Officer, President